Exhibit 21


           Principal Subsidiaries of Global Payment Technologies, Inc.

                                                  Jurisdiction    Percentage Ownership
Name of Subsidiary                               Incorporation    by the Registrant
---------------------------------------------   ----------------- --------------------
Global Payment Technologies (Europe) Limited     United Kingdom          100%
Evolve Corporation PLC                           United Kingdom         12.5%

Abacus Financial Management Systems Ltd., USA    United States            80%

Global Payment Technologies, Inc.                Russia                  100%

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